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EXHIBIT 21
MICRON ELECTRONICS, INC.
SUBSIDIARIES OF THE REGISTRANT

                                                         State (or jurisdiction)    Percentage
                                                                in which            Ownership
Name                                                          Incorporated        by Registrant
-------------------------------------------------------  -----------------------  --------------
MEI California, Inc.                                           California                   100%

Micron Electronics (H.K.) Limited                               Hong Kong                   100%

Micron Electronics  Overseas Trading, Inc.                      Barbados                    100%

Micron PC, Inc.                                                 Delaware                    100%

Micron Commercial Computer Systems, Inc.                        Delaware                    100%

Micron Government Computer Systems, Inc.                        Delaware                    100%

Micron Computer Services, Inc.                                  Delaware                    100%

SpecTek Products, LLC                                           Delaware                    100%

Micron Electronics International, Inc.                          Delaware                    100%

Micron Computer of Canada, Inc.                                  Canada                     100%

HostPro, Inc. (formerly Micron PC Web Services, Inc.)           Delaware                    100%

NetLimited, Inc., d.b.a. HostPro                               California                   100%

Micron Internet Services, Inc.                                  Delaware                    100%

Micron Electronics Asia-Pacific Holdings, Inc.                   B.V.I.                     100%

Micron Electronics Asia-Pacific Operations, Inc.                 B.V.I.                     100%

Micron Electronics Asia-Pacific Trading, Ltd.                   Hong Kong                   100%

Worldwide Internet Publishing Corporation                       Delaware                    100%

LightRealm, Inc.                                               Washington                   100%
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